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                                                                EXHIBIT 2.2

LOGO

 PROXY FOR SPECIAL MEETINGS OF SHAREHOLDERS TO BE HELD ON NOVEMBER 5, 1997

           SANTA ANITA REALTY                        SANTA ANITA
            ENTERPRISES, INC.                     OPERATING COMPANY

    THIS PROXY IS SOLICITED ON BEHALF OF THE RESPECTIVE BOARDS OF DIRECTORS

  The undersigned hereby appoints William C. Baker, James P. Conn and John C. Cushman, III as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Santa Anita Realty Enterprises, Inc. ("Realty") and Santa Anita Operating Company ("Operating") held of record by the undersigned on October 3, 1997, at the special meetings of shareholders to be held on November 5, 1997 or any adjournment thereof.

        PLEASE MARK VOTE IN THE FOLLOWING MANNER [X] USING DARK INK ONLY

  THE BOARD OF DIRECTORS OF REALTY RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND
5.

1. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to approve and adopt the Third Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1997, among Realty, Operating, Meditrust and Meditrust Acquisition Company

2. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to authorize the transfer of some or all of the assets of Realty to one or more wholly-owned subsidiaries

3. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to authorize the issuance of Paired Common Stock of Realty in exchange for paired Series A Preferred Stock of Realty

4. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to amend the Realty Share Award Plan to increase the number of shares issuable thereunder, to require Realty to acquire Operating Common Stock to pair with Realty Common Stock upon exercise of the options and to increase the per employee option award limitation

5. [_] FOR  [_] AGAINST  [_] ABSTAIN
                           proposal to amend the Realty Certificate of Incorporation to delete the cumulative voting provisions

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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LOGO

        PLEASE MARK VOTE IN THE FOLLOWING MANNER [X] USING DARK INK ONLY

  THE BOARD OF DIRECTORS OF OPERATING RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

                         proposal to approve and adopt the Third Amended and Restated Agreement and Plan of Merger, dated as of April 13, 1997, among Realty, Operating, Meditrust and Meditrust Acquisition Company
1. [_] FOR  [_] AGAINST  [_] ABSTAIN

2. [_] FOR  [_] AGAINST  [_] ABSTAIN
                         proposal to authorize the transfer of some or all of the assets of Operating to one or more wholly-owned subsidiaries

3. [_] FOR  [_] AGAINST  [_] ABSTAIN
                         proposal to authorize the issuance of Paired Common Stock of Operating in exchange for paired Series A Preferred Stock of Operating

4. [_] FOR  [_] AGAINST  [_] ABSTAIN
                         proposal to amend the Operating Share Award Plan to increase the number of shares issuable thereunder and to increase the per employee option award limitation

5. [_] FOR  [_] AGAINST  [_] ABSTAIN
                         proposal to amend the Operating Certificate of Incorporation to delete the cumulative voting provisions

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the special meetings.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

  Receipt of the Notice of Special Meetings and accompanying Joint Proxy Statement/Prospectus is hereby acknowledged.

                                           Dated: _____________________________

                                           Signature __________________________

                                           Signature if held jointly __________

                                           Please sign exactly as your name
                                           appears. When shares are held by
                                           joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           a corporation, please sign in full
                                           corporation name, by President or
                                           other authorized officer. If a
                                           partnership, please sign a
                                           partnership name by authorized
                                           person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE